UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0056 Expires: October 31, 2005 Estimated average burden hours per response. . . . 3.0
Washington, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Hittite Microwave Corporation

(Exact name of registrant as specified in its charter)

Delaware	04-2854672
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Alpha Road, Chelmsford, MA	01824
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:   333-124664  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

We have provided the information required by Item 202 of Regulation S-K under the heading “Description of Capital Stock” in our registration statement on Form S-1 as filed with the Securities and Exchange Commission (the “Registration Statement on Form S-1”) (Registration No. 333-124664).  We incorporate that information by reference in this registration statement on Form 8-A.

Item 2.  Exhibits

We have filed the following documents as exhibits to our Registration Statement on Form S-1.  We incorporate these exhibits by reference in this registration statement on Form 8-A from the indicated exhibits in our Registration Statement on Form S-1.

		We incorporate this
		document by reference
Exhibit		to the following exhibit
No.		in our Form S-1
1	Amended and Restated Certificate of Incorporation of Hittite Microwave Corporation	3.1

2.	Proposed form of Second Amended and Restated Certificate of Incorporation of Hittite Microwave Corporation (to become effective as of the closing of the offering)	3.2

3	By-Laws of Hittite Microwave Corporation	3.3

4.	Proposed form of Amended and Restated By-Laws of Hittite Microwave Corporation (to become effective as of the closing of the offering)	3.4

5	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Hittite Microwave Corporation, as filed with the Secretary of State of the State of Delaware on June 29, 2005.	3.5

6.	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Hittite Microwave Corporation, as filed with the Secretary of State of the State of Delaware on July 19, 2005.	3.6

7.	Specimen certificate for common stock of Hittite Microwave Corporation	4.1

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Hittite Microwave Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HITTITE MICROWAVE CORPORATION

Date: July 19, 2005

	By:	/s/ William W. Boecke
William W. Boecke
Chief Financial Officer